SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): MARCH 3, 2003

ZEMEX CORPORATION

(Exact Name of Registrant as Specified in its Charter)

Canada	1-228	None

(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

95 WELLINGTON STREET WEST, SUITE 2000
TORONTO, ONTARIO, CANADA M5J 2N7

(Address, of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code (416) 365-8080

NOT APPLICABLE

(Former Name or Former Address, if Changed Since Last Report)

SIGNATURE
EXHIBIT INDEX
Arrangement Agreement dated as of March 3, 2003
Support Agreement dated as of March 3, 2002
Form of Support Agreement dated March 3, 2003
Form of Plan of Arrangement
Press Release dated March 3, 2003

ITEM 5.   OTHER EVENTS

Zemex Corporation (“Zemex”) has entered into an Arrangement Agreement dated March 3, 2003 (“Arrangement Agreement”) with Cementos Pacasmayo S.A.A. (“Pacasmayo”), a member of the Mauricio Hochschild Group of Lima, Peru, pursuant to which Pacasmayo will acquire all of the outstanding common shares of Zemex for a cash price of US$8.80 per share.

The Board of Directors of Zemex has approved the acquisition by Pacasmayo which is being effected by a Plan of Arrangement and is conditional upon regulatory and securityholder approvals and the approval of the Ontario court.

Pacasmayo has also entered into support agreements with The Dundee Bank, Zemex’s largest shareholder, and directors and senior officers of Zemex, together holding 46% of the fully diluted number of outstanding common shares of Zemex under which they agree to vote their shares in favor of the acquisition.

In the event that the Arrangement Agreement is terminated as a result of certain events, including acceptance of a superior proposal or a breach of covenant by Zemex, Zemex has agreed to pay Pacasmayo a break-up fee of US$3 million. Pacasmayo has agreed to pay Zemex a walk-away fee of the same amount in the event the Arrangement Agreement is terminated by Zemex as a result of a breach of covenant by Pacasmayo.

Securityholders will be asked to approve the Plan of Arrangement at a meeting that is expected to be held in early May 2003, following which Zemex will seek court approval. The transaction is expected to be effective by the end of May 2003.

The foregoing description of the Arrangement Agreement does not purport to be complete and is qualified in its entirety by reference to the Arrangement Agreement which is filed as an exhibit hereto and is incorporated herein by reference.

On March 3, 2003 Zemex issued a press release regarding the execution of the Arrangement Agreement, which is filed as an exhibit hereto.

ITEM 7(c).   FINANCIAL STATEMENTS AND EXHIBITS.

(c)	Exhibits

Exhibit 2.1	Arrangement Agreement dated as of March 3, 2003 Among Zemex Corporation, Cementos Pacasmayo S.A.A. and 6012639 Canada Inc.

Exhibit 2.2	Support Agreement dated as of March 3, 2003 between Cementos Pacasmayo S.A.A. and The Dundee Bank

Exhibit 2.3	Form of Support Agreement dated March 3, 2003 between Cementos Pacasmayo S.A.A. and R. Peter Gillin, Allen J. Palmiere, Peter J. Goodwin, Jr., Terrance J. Hogan, John M. Donovan, Morton Cohen, Paul A. Carroll, Peter Lawson-Johnston, William J. vanden Heuvel, Garth A.C. MacRae, and Jonathan C. Goodman

Exhibit 2.4	Form of Plan of Arrangement to be entered into pursuant to the Arrangement Agreement.

Exhibit 99.1	Press Release dated March 3, 2003.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ZEMEX CORPORATION

Dated: March 4, 2003	By:	/s/ Allen J. Palmiere
Allen J. Palmiere Vice President, Chief Financial Officer and Corporate Secretary

EXHIBIT INDEX

Exhibit
Number	Description

Exhibit 2.1	Arrangement Agreement dated as of March 3, 2003 Among Zemex Corporation, Cementos Pacasmayo S.A.A. and 6012639 Canada Inc.

Exhibit 2.2	Support Agreement dated as of March 3, 2003 between Cementos Pacasmayo S.A.A. and The Dundee Bank.

Exhibit 2.3	Form of Support Agreement dated March 3, 2003 between Cementos Pacasmayo S.A.A. and R. Peter Gillin, Allen J. Palmiere, Peter J. Goodwin, Jr., Terrance J. Hogan, John M. Donovan, Morton Cohen, Paul A. Carroll, Peter Lawson-Johnston, William J. vanden Heuvel, Garth A.C. MacRae, and Jonathan C. Goodman.

Exhibit 2.4	Form of Plan of Arrangement to be entered into pursuant to the Arrangement Agreement.

Exhibit 99.1	Press Release dated March 3, 2003.